UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2021

Pioneer Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38991	83-4274253
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

652 Albany Shaker Road, Albany, New York		12211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:         (518) 730-3999

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PBFS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on March 16, 2021, the Board of Directors of Pioneer Bancorp, Inc. (the “Company”) amended the bylaws of the Company to change its age limitation (Article II, Section 13) to allow a director to serve beyond the age of 75 for one additional term of up to 3 years if the Board of Directors determines within its sole discretion (by a 2/3 vote) that extraordinary circumstances exist such that a waiver of the age limitation is in the best interest of the Company.

A copy of the Amended and Restated Bylaws of the Company is attached as Exhibit 3.2 to this report.

Item 9.01     Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.
	3.2	Amended and Restated Bylaws of Pioneer Bancorp, Inc.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PIONEER BANCORP, INC.

DATE: March 19, 2021	By: /s/ Thomas L. Amell
Thomas L. Amell
President and Chief Executive Officer